LETTER OF TRANSMITTAL

                                    Regarding
                                    Interests
                                       in

                              WYNSTONE FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 1, 1999

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT NEW YORK TIME,
                ON FRIDAY, DECEMBER 31, 1999, UNLESS THE OFFER IS
                                    EXTENDED.
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          Complete This Letter Of Transmittal And Return Or Deliver To:

                                    PFPC Inc.
                                  P.O. Box 249
                               Claymont, DE 19703

                               Attn: Karl Garrett


                           For additional information:
                              Phone: (888) 520-3280
                                 (888) 697-9661
                               Fax: (302) 791-2387
                                 (302) 791-3225


Ladies and Gentlemen:

     The undersigned hereby tenders to Wynstone Fund, L.L.C., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated December 1, 1999 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this letter of transmittal (which together constituted the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT

ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

     The undersigned hereby sells to the Fund the limited liability company interest in the Fund or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the limited liability company interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited liability company interests in the Fund or portions thereof tendered hereby.

     Payment of the cash portion of the purchase price for the limited liability company interest in the Fund or portion thereof of the undersigned (the "Cash Payment"), as described in Section 6 of the Offer to Purchase, shall be sent to the undersigned by wire transfer to the undersigned's brokerage account at CIBC World Markets Corp. ("CIBC WM"). The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to a member's brokerage account, upon a withdrawal of such cash payment from such account, CIBC WM will subject such withdrawal to any fees that CIBC WM would customarily assess upon the withdrawal of cash from such brokerage account. (Any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund.) A promissory note reflecting the contingent payment portion of the purchase price, if any, as described in Section 6 of the Offer to Purchase, will be deposited directly to the undersigned's brokerage account with CIBC WM. (Any contingent payment due pursuant to the Note will also be deposited directly to the tendering member's brokerage account with CIBC WM and, upon a withdrawal of such contingent payment from such account, CIBC WM will impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account.) The undersigned recognizes that the amount of the Cash Payment will be based on the unaudited net asset value as of December 31, 1999, of the limited liability company interest of the Fund or portion thereof tendered, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for 1999, which is anticipated to be completed not later than 60 days after the Fund's fiscal year end, and will be paid in cash within ten days thereafter.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PART 1.   NAME AND ADDRESS:

           Name of member:
                           ---------------------------------

           Social Security No.
           or Taxpayer
           Identification No.:
                               -----------------------------

           Telephone Number:  (   )
                               --- -------------------------

PART 2.   AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND TO BE
          TENDERED:

          |_|  Entire limited liability company interest.

          |_| Portion of limited liability company interest expressed as a specific dollar value. (A minimum interest of the greater of: (a) $150,000, net of the incentive allocation or net of the tentative incentive allocation; or (b) the tentative incentive allocation, must be maintained (the "Required Minimum Balance").)*

                                        $
                                         --------

          |_| Portion of limited liability company interest in excess of the Required Minimum Balance.*

               *The undersigned understands that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund reserves the right to reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.   PAYMENT.

     CASH PAYMENT
     ------------
     Cash payments will be wire transferred directly to the undersigned's brokerage account at CIBC WM. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to a member's brokerage account, upon a withdrawal of such cash payment from such account, CIBC WM will impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account. (Any payment in the form of marketable securities would be made by means of special arrangements with the tendering member.)

     PROMISSORY NOTE
     ---------------
     The promissory note reflecting the contingent payment portion of the purchase price, if applicable, will be deposited directly to the undersigned's brokerage account at CIBC WM. The undersigned hereby represents and warrants that the undersigned understands that any contingent payment due pursuant to the Note will also be deposited directly to the undersigned's brokerage account at CIBC WM, and, upon a withdrawal of such contingent payment from such account, CIBC WM will impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account.

PART 4.     SIGNATURE(S).

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FOR INDIVIDUAL INVESTORS
------------------------
AND JOINT TENANTS:                          FOR OTHER INVESTORS:
------------------------                    --------------------


------------------------------------        ------------------------------------
Signature                                   Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------        ------------------------------------
Print Name of Investor                      Signature
                                            (SIGNATURE OF OWNER(S) EXACTLY AS
                                            APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------        ------------------------------------
Joint Tenant Signature if necessary         Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------        ------------------------------------
Print Name of Joint Tenant                  Co-signatory if necessary
                                            (SIGNATURE OF OWNER(S) EXACTLY AS
                                            APPEARED ON SUBSCRIPTION AGREEMENT)


                                            ------------------------------------
                                            Print Name and Title of Co-signatory

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Date:
     -------------